Exhibit 10.1

BRISTOL-MYERS SQUIBB COMPANY

2002 STOCK INCENTIVE PLAN

(As Amended and Restated effective June 10, 2008)

1. Purpose: The purpose of the 2002 Stock Incentive Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in common stock ownership by the officers and key employees of the Company and its Subsidiaries and Affiliates who will be largely responsible for the Company’s future growth and continued financial success and by providing long-term incentives in addition to current compensation to certain key executives of the Company and its Subsidiaries and Affiliates who contribute significantly to the long-term performance and growth of the Company and such Subsidiaries and Affiliates. It is intended that the former purpose will be effected through the granting of stock options, stock appreciation rights, dividend equivalents, restricted stock and/or restricted stock units under the Plan and that the latter purpose will be effected through an award conditionally granting performance units or performance shares under the Plan, either independently or in conjunction with and related to a nonqualified stock option grant under the Plan.

2. Definitions: For purposes of this Plan:

(a) “Affiliate” shall mean any entity in which the Company has an ownership interest of at least 20%, subject to Section 13.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Company’s common stock (par value $.10 per share).

(d) “Company” shall mean the Issuer (the Bristol-Myers Squibb Company), its Subsidiaries and Affiliates.

(e) “Disability” or “Disabled” shall mean qualifying for and receiving payments under a disability plan of the Company or any Subsidiary or Affiliate either in the United States or in a jurisdiction outside of the United States, and in jurisdictions outside of the United States shall also include qualifying for and receiving payments under a mandatory or universal disability plan or program managed or maintained by the government.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(g) “Fair Market Value” shall mean the last sale price of a share of Common Stock before the 4 p.m. Eastern Time closing time (or equivalent earlier time for partial trading days) on the New York Stock Exchange, Inc. composite tape on the date of measurement as determined by the Committee or, if there were no trades on such date, on the day on which a trade occurred next preceding such date; provided, however, that Fair Market Value determined in connection with any Excluded Options/SARs (as defined in Section 6) shall conform to applicable requirements under Proposed Treasury Regulation § 1.409A-1(b)(5) and any successor regulation.

(h) “Issuer” shall mean the Bristol-Myers Squibb Company.

(i) “Prior Plan” shall mean the Bristol-Myers Squibb Company 1997 Stock Option Plan as amended and restated effective as of October 1, 2001.

(j) “Retirement” shall mean termination of the employment of an employee with the Company or a Subsidiary or Affiliate on or after (i) the employee’s 65th birthday or (ii) the employee’s 55th birthday if the employee has completed 10 years of service with the Company, its Subsidiaries and/or its Affiliates. For purposes of this Section 2(j) and all other purposes of this Plan, Retirement shall also mean termination of employment of an employee with the Company or a Subsidiary or Affiliate for any reason (other than the employee’s death, resignation, willful misconduct or activity deemed detrimental to the interests of the Company) where, on termination, (iii) the employee’s age plus

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years of service (rounded up to the next higher whole number) equals at least 70 and the employee has completed 10 years of service with the Company, its Subsidiaries and/or its Affiliates, provided the Optionee executes a general release agreement and where applicable, a non-solicitation and/or non-compete agreement with the Company or (iv) the employee is at least 50 years of age and the employee has completed 10 years of service with the Company, its Subsidiaries and/or its Affiliates provided the Optionee executes a general release agreement and, where applicable, a non-solicitation and/or non-compete agreement with the Company. This section 2(j)(iv) shall expire on January 31, 2003.

Furthermore, an employee who makes an election to retire under Article 19 of the Bristol-Myers Squibb Company Retirement Income Plan (the “Retirement Income Plan”) shall have any additional years of age and service which are credited under Article 19 of the Retirement Income Plan taken into account when determining such employee’s age and service under this Section 2(j). Such election shall be deemed a Retirement for purposes of this Section 2(j) and all other purposes of this Plan.

(k) “Subsidiary” shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424 of the Code.

3. Amount of Stock: The amount of stock which may be made subject to grants of options or awards of performance units under the Plan in calendar year 2002 shall not exceed an amount equal to the amount of shares available for, and not made subject to, grants of options or awards under the Prior Plan as of the day before the effective date of this plan. With respect to each succeeding year, the amount of stock which may be made subject to grants of options or awards of performance units under the Plan shall not exceed an amount equal to (i) 0.9% of the outstanding shares of the Company’s Common Stock on January 1 of such year plus, subject to this Section 3, (ii) in any year the number of shares equal to the amount of shares that were available for grants and awards in the prior year but were not made subject to a grant or award in such prior year, (iii) the number of shares that were subject to options or awards granted hereunder or under the Prior Plan, which options or awards terminated, were cancelled or forfeited or expired in the prior year without being exercised, or were forfeited and returned to the Company after exercise (iv) the number of shares participants tendered in the prior year to pay the purchase price of options in accordance with Section 6(b)(5), and (v) the number of shares the Company retained or caused participants to surrender in the prior year to satisfy Withholding Tax requirements in accordance with Section 11. No individual may be granted options or awards under Sections 6, 7 or 8 in the aggregate, in respect of more than 3,000,000 shares of the Company’s Common Stock in a calendar year, subject to adjustment in number and kind pursuant to Section 10. Aggregate shares issued under performance share and performance unit awards made pursuant to Section 7 and restricted stock and restricted stock unit awards made pursuant to Section 8 may not exceed 20,000,000 shares over the life of the Plan, subject to adjustment in number and kind pursuant to Section 10. Common Stock issued hereunder may be authorized and reissued shares or issued shares acquired by the Company or its Subsidiaries on the market or otherwise.

4. Administration: The Plan shall be administered under the supervision of the Board of Directors of the Company which shall exercise its powers, to the extent herein provided, through the agency of a Compensation and Management Development Committee (the “Committee”) which shall be appointed by the Board of Directors of the Company. The Committee shall consist of not less than three (3) members of the Board who meet the definition of “outside director” under the provisions of Section 162(m) of the Code and the definition of “non-employee directors” under the provisions of the Exchange Act or rules or regulations promulgated thereunder. No act of the Committee shall be void or deemed without authority solely because a member of the Committee, at the time such action was taken, did not meet a qualification requirement under this Section 4.

The Committee, from time to time, may adopt rules and regulations (“Regulations”) for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate. The interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors, be final and conclusive.

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The Committee shall maintain a written record of its proceedings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

5. Eligibility: Options and awards may be granted only to present or future officers and key employees of the Company and its Subsidiaries and Affiliates, including Subsidiaries and Affiliates which become such after the adoption of the Plan. Any officer or key employee of the Company or of any such Subsidiary or Affiliate shall be eligible to receive one or more options or awards under the Plan. Any director who is not an officer or employee of the Company or one of its Subsidiaries or Affiliates and any member of the Committee, during the time of the member’s service as such or thereafter, shall be ineligible to receive an option or award under the Plan. The adoption of this Plan shall not be deemed to give any officer or employee any right to an award or to be granted an option to purchase Common Stock of the Company, except to the extent and upon such terms and conditions as may be determined by the Committee.

6. Stock Options: Stock options under the Plan shall consist of incentive stock options under Section 422 of the Code or nonqualified stock options (options not intended to qualify as incentive stock options), as the Committee shall determine. In addition, the Committee may grant stock appreciation rights in conjunction with an option, as set forth in Section 6(b)(11), or may grant awards in conjunction with an option, as set forth in Section 6(b)(10) (an “Associated Option”).

Each option shall be subject to the following terms and conditions:

(a) Grant of Options. The Committee shall (1) select the officers and key employees of the Company and its Subsidiaries and Affiliates to whom options may from time to time be granted, (2) determine whether incentive stock options or nonqualified stock options are to be granted, (3) determine the number of shares to be covered by each option so granted, (4) determine the terms and conditions (not inconsistent with the Plan) of any option granted hereunder (including but not limited to restrictions upon the options, circumstances, if any, under which options or option gains may be forfeited, conditions of their exercise, or on the shares of Common Stock issuable upon exercise thereof), (5) determine whether nonqualified stock options or incentive stock options granted under the Plan shall include stock appreciation rights and, if so, shall determine the terms and conditions thereof in accordance with Section 6(b)(11) hereof, (6) determine whether any nonqualified stock options granted under the Plan shall be Associated Options, (7) determine whether the options or stock appreciation rights are to be excluded from being a deferral arrangement under Proposed Treasury Regulation § 1.409A-1(b)(5) and any successor regulation (“Excluded Options/SARs”) or will comply with other applicable provisions of Section 409A or exemptions thereunder (“409A Options/SARs”) and (8) prescribe the form of the instruments necessary or advisable in the administration of options.

(b) Terms and Conditions of Option. Any option granted under the Plan shall be evidenced by a Stock Option Agreement entered into by the Company and the optionee, in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan, and in the case of an incentive stock option not inconsistent with the provisions of the Code applicable to incentive stock options, as the Committee shall prescribe:

(1) Number of Shares Subject to an Option. The Stock Option Agreement shall specify the number of shares of Common Stock subject to the Agreement. If the option is an Associated Option, the number of shares of Common Stock subject to such Associated Option shall initially be equal to the number of performance units or performance shares subject to the award, but one share of Common Stock shall be canceled for each performance unit or performance share paid out under the award.

(2) Option Price. The purchase price per share of Common Stock purchasable under an option will be determined by the Committee but will be not less than the Fair Market Value of a share of Common Stock on the date of the grant of such option.

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(3) Option Period. The period of each option shall be fixed by the Committee, but no option shall be exercisable after the expiration of ten years from the date the option is granted.

(4) Consideration. Each optionee, as consideration for the grant of an option, shall remain in the continuous employ of the Company or of one of its Subsidiaries or Affiliates for at least one year or such lesser period as the Committee shall so determine in its sole discretion from the date of the granting of such option, and no option shall be exercisable until after the completion of such one year or lesser period of employment by the optionee.

(5) Exercise of Option. An option may be exercised in whole or in part from time to time during the option period (or, if determined by the Committee, in specified installments during the option period) by giving written notice (or by such other methods of notice as the Committee designates) of exercise to the Company (or a representative designated by the Company for that purpose) specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price and applicable Withholding Taxes (as defined in Section 11 hereof) due either by (i) certified or bank check, (ii) in shares of Common Stock of the Company having a Fair Market Value at the date of exercise equal to such purchase price, provided, however, that payment in shares of Common Stock of the Company will not be permitted unless at least 100 shares of Common Stock are required and delivered for such purpose and shall be subject to other restrictions as may be specified by the Company, (iii) in any combination of the foregoing, or (iv) by any other method authorized by the Committee. At its discretion, the Committee may modify or suspend any method for the exercise of stock options, including any of the methods specified in the previous sentence. Delivery of shares for exercising an option shall be made either through the physical delivery of shares or through an appropriate certification or attestation of valid ownership. No shares shall be issued until full payment therefor has been made. An optionee shall have the rights of a stockholder only with respect to shares of stock for which certificates have been issued to the optionee.

Notwithstanding anything in the Plan to the contrary, the Company may, in its sole discretion, allow the exercise of a lapsed grant if the Company determines that: (i) the lapse was solely the result of the Company’s inability to execute the exercise of an option award due to conditions beyond the Company’s control and (ii) the optionee made valid and reasonable efforts to exercise the award. In the event the Company makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

(6) Nontransferability of Options. No option or stock appreciation right granted under the Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such option or stock appreciation right shall be exercisable, during the optionee’s lifetime, only by the optionee. Notwithstanding the foregoing, the Committee may set forth in a Stock Option Agreement at the time of grant or thereafter, that the options (other than Incentive Stock Options) may be transferred to members of the optionee’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family means the optionee’s spouse, parents, children, stepchildren, grandchildren and legal dependants. Any transfer of options made under this provision will not be effective until notice of such transfer is delivered to the Company.

(7) Retirement and Termination of Employment Other than by Death. If an optionee shall cease to be employed by the Company or any of its Subsidiaries or Affiliates for any reason (other than termination of employment by reason of death) after the optionee shall have been continuously so employed for one year after the granting of the option, or as otherwise determined by the Committee, the option shall be exercisable only to the extent that the optionee was otherwise entitled to exercise it at the time of such cessation of employment with the Company, Subsidiary or Affiliate, unless otherwise determined by the Committee. If the cessation of employment is on account of Retirement, the option shall remain exercisable for

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the remainder of the option term (subject to Section 6(b)(9)). If the cessation of employment is not on account of Retirement or death, the option shall remain exercisable for three months after cessation of employment (or, if earlier, the remainder of the option period), unless the Committee determines otherwise. The Plan does not confer upon any optionee any right with respect to continuation of employment by the Company or any of its Subsidiaries or Affiliates.

(8) Disability of Optionee. An optionee who becomes Disabled will not be deemed to have terminated employment for the period during which, under the applicable disability pay plan of the Company, Subsidiary or Affiliate, the optionee is deemed to be employed and continues to receive disability payments. Upon the cessation of payments under such disability pay plan, (i) if the optionee returns to employment status with the Company, Subsidiary or Affiliate, he or she will not be deemed to have terminated employment, and (ii), if the optionee does not return to such employment status, he or she will be deemed to have terminated employment at the date of cessation of such disability payments, with such termination treated for purposes of the options as a Retirement, death, or voluntary termination based on the optionee’s circumstances at the time of such termination.

(9) Death of Optionee. Except as otherwise provided in subsection (13), in the event of the optionee’s death (i) while in the employ of the Company or any of its Subsidiaries or Affiliates, (ii) while Disabled as described in subsection (8) or (iii) after cessation of employment due to Retirement, the option shall be fully exercisable by the executors, administrators, legatees or distributees of the optionee’s estate, as the case may be, at any time following such death. In the event of the optionee’s death after cessation of employment for any reason other than Retirement, the option shall be exercisable by the executors, administrators, legatees or distributees of the optionee’s estate, as the case may be, at any time during the twelve month period following such death. Notwithstanding the foregoing, in no event shall an option be exercisable unless the optionee shall have been continuously employed by the Company or any of its Subsidiaries or Affiliates for a period of at least one year, or such lesser period as the Committee shall so determine in its sole discretion, after the option grant, and no option shall be exercisable after the expiration of the option period set forth in the Stock Option Agreement. In the event any option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representatives of the deceased optionee’s estate or the proper legatees or distributees thereof.

(10) Long-Term Performance Awards. The Committee may from time to time grant nonqualified stock options under the Plan in conjunction with and related to an award of performance units or performance shares made under a Long-Term Performance Award as set forth in Section 7(b)(11). In such event, notwithstanding any other provision hereof, (i) the number of shares to which the Associated Option applies shall initially be equal to the number of performance units or performance shares granted by the award, but such number of shares shall be reduced on a one-share-for-one unit or share basis to the extent that the Committee determines pursuant to the terms of the award, to pay to the optionee or the optionee’s beneficiary the performance units or performance shares granted pursuant to such award; and (ii) such Associated Option shall be cancelable in the discretion of the Committee, without the consent of the optionee, under the conditions and to the extent specified in the award.

(11) Stock Appreciation Rights. In the case of any option granted under the Plan, either at the time of grant or by amendment of such option at any time after such grant there may be included a stock appreciation right which shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall impose, including the following:

(A) A stock appreciation right shall be exercisable to the extent, and only to the extent, that the option in which it is included is at the time exercisable, and may be exercised within such period only at such time or times as may be determined by the Committee;

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(B) A stock appreciation right shall entitle the optionee (or any person entitled to act under the provisions of subsection (9) hereof) to surrender unexercised the option in which the stock appreciation right is included (or any portion of such option) to the Company and to receive from the Company in exchange therefor that number of shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the value of one share (provided such value does not exceed such multiple of the option price per share as may be specified by the Committee) over the option price per share specified in such option times the number of shares called for by the option, or portion thereof, which is so surrendered. The Committee shall be entitled to cause the Company to settle its obligation, arising out of the exercise of a stock appreciation right, by the payment of cash equal to the aggregate value of the shares the Company would otherwise be obligated to deliver or partly by the payment of cash and partly by the delivery of shares. Any such election shall be made within 30 business days after the receipt by the Committee of written notice of the exercise of the stock appreciation right. The value of a share for this purpose shall be the Fair Market Value thereof on the last business day preceding the date of the election to exercise the stock appreciation right (except as may be otherwise required under Proposed Treasury Regulation § 1.409A-1(b)(5) and any successor regulation);

(C) No fractional shares shall be delivered under this subsection (11) but in lieu thereof a cash adjustment shall be made;

(D) If a stock appreciation right included in an option is exercised, such option shall be deemed to have been exercised to the extent of the number of shares called for by the option or portion thereof which is surrendered on exercise of the stock appreciation right and no new option may be granted covering such shares under this Plan; and

(E) If an option which includes a stock appreciation right is exercised, such stock appreciation right shall be deemed to have been canceled to the extent of the number of shares called for by the option or portion thereof is exercised and no new stock appreciation rights may be granted covering such shares under this Plan.

(F) If an option which includes a stock appreciation right is forfeited pursuant to Section 6(b)(15), such stock appreciation right shall be deemed to have been forfeited to the extent of the number of shares cancelled or forfeited under the option.

(12) Incentive Stock Options. In the case of any incentive stock option granted under the Plan, the aggregate Fair Market Value of the shares of Common Stock of the Company (determined at the time of grant of each option) with respect to which incentive stock options granted under the Plan and any other plan of the Company or its parent or a Subsidiary which are exercisable for the first time by an employee during any calendar year shall not exceed $100,000 or such other amount as may be required by the Code. Only employees who are employed by the Issuer or a Subsidiary shall be eligible to receive a grant of an Incentive Stock Option. In any year, the maximum number of shares with respect to which incentive stock options may be granted shall not exceed 8,000,000 shares, subject to adjustment pursuant to Section 10.

(13) Rights of Transferee. Notwithstanding anything to the contrary herein, if an option has been transferred in accordance with Section 6(b)(6), the option shall be exercisable solely by the transferee. The option shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the optionee or optionee’s estate would have been entitled to exercise it if the optionee had not transferred the option. In the event of the death of the optionee prior to the expiration of the right to exercise the transferred option, the period during which the option shall be exercisable will terminate on the date one year following the

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date of the optionee’s death. In the event of the death of the transferee prior to the expiration of the right to exercise the option, the period during which the option shall be exercisable by the executors, administrators, legatees and distributees of the transferee’s estate, as the case may be, will terminate on the date one year following the date of the transferee’s death. In no event will the option be exercisable after the expiration of the option period set forth in the Stock Option Agreement. The option shall be subject to such other rules as the Committee shall determine.

(14) Change in Control. In the event an optionee’s employment with the Company terminates for a qualifying reason during the three (3) year period following a change in control of the Company and prior to the exercise of options granted under this Plan, all outstanding options shall become immediately fully vested and exercisable notwithstanding any provisions of the Plan or of the applicable stock option agreement to the contrary.

(A) For the purpose of this Plan a change in control shall be deemed to have occurred on the earlier of the following dates:

(1) The date any Person (as defined in Section 13(d)(3) of the Securities and Exchange Act) shall have become the direct or indirect beneficial owner of thirty percent (30%) or more of the then outstanding common shares of the Company;

(2) The date of consummation of a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent at least 51% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities;

(3) The date the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets;

(4) The date there shall have been a change in the composition of the Board of Directors of the Company within a two- (2) year period such that a majority of the Board does not consist of directors who were serving at the beginning of such period together with directors whose initial nomination for election by the Company’s stockholders or, if earlier, initial appointment to the Board, was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two- (2) year period together with the directors who were previously so approved.

(B) For purposes of this Plan provision, a qualifying termination shall be deemed to have occurred under the following circumstances:

(1) A Company initiated termination for reason other than the employee’s death, resignation without good cause, willful misconduct or activity deemed detrimental to the interests of the Company provided the optionee executes a general release and, where applicable, a non-solicitation and/or non-compete agreement with the Company;

(2) The optionee resigns with good cause, which includes (i) a substantial adverse alteration in the nature or status of the optionee’s responsibilities, (ii) a reduction in the optionee’s base salary and/or levels of entitlement or participation under any incentive plan, award program or employee benefit

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program without the substitution or implementation of an alternative arrangement of substantially equal value, or, (iii) the Company requiring the optionee to relocate to a work location more than fifty (50) miles from his/her work location prior to the change in control.

(C) For any Award that constitutes a “deferral of compensation” under Code Section 409A (and which is not grandfathered), the following additional provisions apply:

(1) The term “substantial” relating to the adverse alteration in the nature or status of participant’s responsibilities under (B)(2)(i) above means “material” within the meaning of Treasury Regulation § 1.409A-1(n); and

(2) An event that would otherwise constitute “good cause” hereunder shall not constitute good cause (i) if the participant fails to provide notice to the Company of the circumstances constituting good cause within 90 days after the participant first becomes aware of such event and at least 30 days before participant’s termination for good cause, (ii) if the participant fails to provide a notice of termination to the Company, with such notice specifying a termination date not more than 90 days after the notice is provided to the Company and not more than two years following the date the circumstances constituting good cause first arose; or (iii) if the Company has fully corrected the circumstances that constitute good cause within 30 days of receipt of notice under clause (i) above.

(15) Special Forfeiture Provisions. The Committee may, in its discretion, provide in a Stock Option Agreement that, in the event that the optionee engages, within a specified period after termination of employment, in certain activity specified by the Committee that is deemed detrimental to the interests of the Company (including, but not limited to, the breach of any non-solicitation and/or non-compete agreements with the Company), the optionee will forfeit all rights under any options and/or stock appreciation rights that remain outstanding as of the time of such act and will return to the Company an amount of shares with a Fair Market Value (determined as of the date such shares are returned) or, in the case of stock appreciation rights that are settled in cash, an amount of cash, equal to the amount of any gain realized upon the exercise of any option or stock appreciation right that occurred within a specified time period.

7. Long-term Performance Awards: Awards under the Plan shall consist of the conditional grant to the participants of a specified number of performance units or performance shares. The conditional grant of a performance unit to a participant will entitle the participant to receive a specified dollar value, variable under conditions specified in the award, if the performance objectives specified in the award are achieved and the other terms and conditions thereof are satisfied. The conditional grant of a performance share to a participant will entitle the participant to receive a specified number of shares of Common Stock of the Company, or the equivalent cash value, if the objective(s) specified in the award are achieved and the other terms and conditions thereof are satisfied.

Each award will be subject to the following terms and conditions:

(a) Grant of Awards. The Committee shall (1) select the officers and key executives of the Company and its Subsidiaries and Affiliates to whom awards may from time to time be granted, (2) determine the number of performance units or performance shares covered by each award, (3) determine the terms and conditions of each performance unit or performance share awarded and the award period and performance objectives with respect to each award, (4) determine the periods during which a participant may request the Committee to approve deferred payment of a percentage (not less than 25%) of an award (the “Deferred Portion”), subject to Section 13, and the interest or rate of return thereon or the basis on which such interest or rate of return thereon is to be determined, (5) determine whether payment with respect to the portion of an award which has not been deferred (the “Current Portion”) and the payment with respect to the Deferred Portion of an award shall be made entirely in cash, entirely in Common Stock or partially in cash and partially in Common Stock,

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(6) determine whether the award is to be made independently of or in conjunction with a nonqualified stock option granted under the Plan, (7) determine the circumstances, if any, under which an award may be cancelled or forfeited, and (8) prescribe the form of the instruments necessary or advisable in the administration of the awards.

(b) Terms and Conditions of Award. Any award conditionally granting performance units or performance shares to a participant shall be evidenced by a Performance Unit Agreement or Performance Share Agreement, as applicable, executed by the Company and the participant, in such form as the Committee shall approve, which Agreement shall contain in substance the following terms and conditions applicable to the award and such additional terms and conditions as the Committee shall prescribe:

(1) Number and Value of Performance Units. The Performance Unit Agreement shall specify the number of performance units conditionally granted to the participant. If the award has been made in conjunction with the grant of an Associated Option, the number of performance units granted shall initially be equal to the number of shares which the participant is granted the right to purchase pursuant to the Associated Option, but one performance unit shall be canceled for each share of the Company’s Common Stock purchased upon exercise of the Associated Option or for each stock appreciation right included in such option that has been exercised. The Performance Unit Agreement shall specify the threshold, target and maximum dollar values of each performance unit and corresponding performance objectives as provided under Section 6(b)(5). No payout under a performance unit award to an individual participant may exceed 0.15% of the pre-tax earnings of the Company for the fiscal year which coincides with the final year of the performance unit period.

(2) Number and Value of Performance Shares. The Performance Share Agreement shall specify the number of performance shares conditionally granted to the participant. If the award has been made in conjunction with the grant of an Associated Option, the number of performance shares granted shall initially be equal to the number of shares which the participant is granted the right to purchase pursuant to the Associated Option, but one performance share shall be canceled for each share of the Company’s Common Stock purchased upon exercise of the Associated Option or for each stock appreciation right included in such option that has been exercised. The Performance Share Agreement shall specify that each Performance Share will have a value equal to one (1) share of Common Stock of the Company.

(3) Award Periods. For each award, the Committee shall designate an award period with a duration to be determined by the Committee in its discretion within which specified performance objectives are to be attained. There may be several award periods in existence at any one time and the duration of performance objectives may differ from each other.

(4) Consideration. Each participant, as consideration for the award of performance units or performance shares, shall remain in the continuous employ of the Company or of one of its Subsidiaries or Affiliates for at least one year or such lesser period as the Committee shall so determine in its sole discretion after the date of the making of such award, and no award shall be payable until after the completion of such one year or lesser period of employment by the participant.

(5) Performance Objectives. The Committee shall establish performance objectives with respect to the Company for each award period on the basis of such criteria and to accomplish such objectives as the Committee may from time to time determine. Performance criteria for awards under the Plan may include one or more of the following measures of the operating performance:

a. Earnings	d. Financial return ratios
b. Revenue	e. Total Shareholder Return
c. Operating or net cash flows	f. Market share

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The Committee shall establish the specific targets for the selected criteria. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index. These targets may be based upon the total Company or upon a defined business unit which the executive has responsibility for or influence over.

(6) Determination and Payment of Performance Units or Performance Shares Earned. As soon as practicable after the end of an award period, the Committee shall determine the extent to which awards have been earned on the basis of the Company’s actual performance in relation to the established performance objectives as set forth in the Performance Unit Agreement or Performance Share Agreement and certify these results in writing. The Performance Unit Agreement or Performance Share Agreement shall specify that, as soon as practicable after the end of each award period, the Committee shall determine whether the conditions of Sections 7(b)(4) and 7(b)(5) hereof have been met and, if so, shall ascertain the amount payable or shares which should be distributed to the participant in respect of the performance units or performance shares. In the case of a participant who has been Disabled during part of the award period, the Committee shall apply the prorationing rule, if applicable, under Section 7(b)(9). As promptly as practicable after it has determined that an amount is payable or should be distributed in respect of an award, the Committee shall cause the Current Portion of such award to be paid or distributed to the participant or the participant’s beneficiaries, as the case may be, in the Committee’s discretion, either entirely in cash, entirely in Common Stock or partially in cash and partially in Common Stock. The Deferred Portion of an award shall be contingently credited and payable to the participant over a deferred period and shall be credited with interest, rate of return or other valuation as determined by the Committee. The Committee, in its discretion, shall determine the conditions upon, and method of, payment of such Deferred Portions, subject to Section 13, and whether such payment will be made entirely in cash, entirely in Common Stock or partially in cash and partially in Common Stock.

In making the payment of an award in Common Stock hereunder, the cash equivalent of such Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the performance units shall be payable.

(7) Nontransferability of Awards and Designation of Beneficiaries. No award under this Section of the Plan shall be transferable by the participant other than by will or by the laws of descent and distribution, except that a participant may designate a beneficiary pursuant to the provisions hereof.

If any participant or the participant’s beneficiary shall attempt to assign the participant’s rights under the Plan in violation of the provisions thereof, the Company’s obligation to make any further payments to such participant or the participant’s beneficiaries shall forthwith terminate.

A participant may name one or more beneficiaries to receive any payment of an award to which the participant may be entitled under the Plan in the event of the participant’s death, on a form to be provided by the Committee. A participant may change the participant’s beneficiary designation from time to time in the same manner.

If no designated beneficiary is living on the date on which any payment becomes payable to a participant’s beneficiary, or if no beneficiary has been specified by the participant, such payment will be payable to the person or persons in the first of the following classes of successive preference:

(i) Widow or widower, if then living,

(ii) Surviving children, equally,

(iii) Surviving parents, equally,

(iv) Surviving brothers and sisters, equally,

(v) Executors or administrators

and the term “beneficiary” as used in the Plan shall include such person or persons.

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(8) Retirement and Termination of Employment Other Than by Death. In the event of the Retirement prior to the end of an award period of a participant who has satisfied the one year employment requirement of Section 7(b)(4) with respect to an award prior to Retirement, the participant, or his estate, shall be entitled to a payment of such award at the end of the award period, pursuant to the terms of the Plan and the participant’s Performance Unit Agreement or Performance Share Agreement, provided, however, that the participant shall be deemed to have earned that proportion (to the nearest whole unit or share) of the value of the performance units or performance shares granted to the participant under such award as the number of months of the award period which have elapsed since the first day of the calendar year in which the award was made to the end of the month in which the participant’s Retirement occurs (the “period worked”)i, bears to the total number of months in the award period, subject to the attainment of performance objectives associated with the award as certified by the Committee. The period worked for purposes of this prorationing calculation shall be reduced by the number of months (including fractions) during such period in which the participant was Disabled in excess of 26 weeks. The participant’s right to receive any remaining performance units or performance shares shall be canceled and forfeited. Notwithstanding the foregoing, the Committee may, in its discretion, provide in a Performance Unit Agreement and/or Share Unit Agreement that a participant’s award or awards payable in the future will be cancelled and forfeited in the event that a participant engages, within a specified time period after termination of employment, in certain activity specified by the Committee that is deemed detrimental to the interests of the Company (including, but not limited to, the breach of any non-solicitation and/or non-compete agreements with the Company) and may require the return of award payments that were paid within a specified period of time prior to such activity. The Committee may, in its discretion, waive, in whole or in part, any cancellation and forfeiture of any performance units or performance shares provided that any such action does not affect the award of any person covered by Section 162(m) of the Code, and subject to Section 13.

Subject to Section 7(b)(6) hereof, the Performance Unit Agreement or Performance Share Agreement shall specify that the right to receive the performance units or performance shares granted to such participant shall be conditional and shall be canceled, forfeited and surrendered if the participant’s continuous employment with the Company and its Subsidiaries and Affiliates shall terminate for any reason, other than the participant’s death or Retirement prior to the end of the award period.

(9) Disability of Participant. A participant who becomes Disabled will not be deemed to have terminated employment for the period during which, under the applicable disability pay plan of the Company, Subsidiary or Affiliate, the participant is deemed to be employed and continues to receive disability payments. Upon the cessation of payments under such disability pay plan, (i) if the participant returns to employment status with the Company, Subsidiary or Affiliate, he or she will not be deemed to have terminated employment, and (ii), if the participant does not return to such employment status, he or she will be deemed to have terminated employment at the date of cessation of such disability payments, with such termination treated for purposes of the performance shares or performance units as a Retirement, death, or voluntary termination based on the participant’s circumstances at the time of such termination. In the case of any participant who has been Disabled for a period in excess of 26 weeks in the aggregate during the award period, the amount payable or shares earned in respect of an award period under Section 7(b)(6) shall be prorated by multiplying the gross amount of performance units or performance shares by a fraction the numerator of which is the length of the award period in months (including fractions) minus the number of months (including fractions) during such period in which the participant was Disabled in excess of 26 weeks, and the denominator of which is the aggregate length of the award period. The resulting number of performance units or performance shares earned shall be rounded to the nearest whole unit or share.

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The participant’s right to receive any remaining performance units shall be canceled and forfeited. The Committee may, in its discretion, waive, in whole or in part, such cancellation and forfeiture of any performance units or performance shares provided that any such action does not affect the award of any person covered by Section 162(m) of the Code, and subject to Section 13.

(10) Death of Participant. In the event of the death prior to the end of an award period of a participant who has satisfied the one year employment requirement with respect to an award prior to the date of death, the participant’s beneficiaries or estate, as the case may be, shall be entitled to a payment of such award upon the end of the award period, pursuant to the terms of the Plan and the participant’s Performance Unit Agreement or Performance Share Agreement, provided, however, that the participant shall be deemed to have earned that proportion (to the nearest whole unit or share) of the value of the performance units or performance shares granted to the participant under such award as the number of months of the award period which have elapsed since the first day of the calendar year in which the award was made to the end of the month in which the participant’s death occurs (the “period worked”), bears to the total number of months in the award period. The period worked for purposes of this prorationing calculation shall be reduced by the number of months (including fractions) during such period in which the participant was Disabled in excess of 26 weeks. The participant’s right to receive any remaining performance units or performance shares shall be canceled and forfeited. The Committee may, in its discretion, waive, in whole or in part, such cancellation and forfeiture of any performance units or performance shares.

(11) Grant of Associated Option. If the Committee determines that the conditional grant of performance units or performance shares under the Plan is to be made to a participant in conjunction with the grant of a nonqualified stock option under the Plan, the Committee shall grant the participant an Associated Option under the Plan subject to the terms and conditions of this subsection (11). In such event, such award under the Plan shall be contingent upon the participant’s being granted such an Associated Option pursuant to which: (i) the number of shares the optionee may purchase shall initially be equal to the number of performance units or performance shares conditionally granted by the award, (ii) such number of shares shall be reduced on a one-share-for-one-unit or share basis to the extent that the Committee determines, pursuant to Section 7(b)(6) hereof, to pay to the participant or the participant’s beneficiaries the performance units or performance shares conditionally granted pursuant to the award, and (iii) the Associated Option shall be cancelable in the discretion of the Committee, without the consent of the participant, under the conditions and to the extent specified herein and in Section 7(b)(6) hereof.

If no amount is payable in respect of the conditionally granted performance units or performance shares, the award and such performance units or performance shares shall be deemed to have been canceled, forfeited and surrendered, and the Associated Option, if any, shall continue in effect in accordance with its terms. If any amount is payable in respect of the performance units or performance shares and such units or shares were granted in conjunction with an Associated Option, the Committee shall, within 30 days after the determination of the Committee referred to in the first sentence of Section 7(b)(6), determine, in its sole discretion, either:

(A) to cancel in full the Associated Option, in which event the value of the performance units or performance shares payable pursuant to Sections 7(b)(5) and (6) shall be paid or the performance shares shall be distributed;

(B) to cancel in full the performance units or performance shares, in which event no amount shall be paid to the participant in respect thereof and no shares shall be distributed but the Associated Option shall continue in effect in accordance with its terms; or

(C) to cancel some, but not all, of the performance units or performance shares, in which event the value of the performance units payable pursuant to Sections 7(b)(5) and (6) which have not been canceled shall be paid and/or the performance shares shall be distributed and the Associated Option shall be canceled with respect to that number of shares equal to the number of conditionally granted performance units or performance shares that remain payable.

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Any action taken by the Committee pursuant to the preceding sentence shall be uniform with respect to all awards having the same award period. If the Committee takes no such action, it shall be deemed to have determined to cancel in full the award in accordance with clause (b) above.

(12) Change-in-Control. In the event that a long-term performance award recipient’s employment with the Company terminates for a qualifying reason (as defined in Section (6)(b)(14)(B)) during the three- (3) year period following a change in control of the Company (as that term is defined in Section 6(b)(14)(A)), the award recipient will receive the following: (i) With respect to any part of a performance award for which the number of performance units or performance shares cannot be reduced based on performance in a period or periods ending after such termination (i.e., the performance units or shares are “earned,” although they may remain subject to further vesting conditions based on service), any service, vesting or other non-performance requirement relating to such award will be deemed met and such award will be fully vested and non-forfeitable upon such qualifying termination; and (ii), with respect to any part of a performance award for which the number of performance units or performance shares remains at risk based on performance in a period or periods ending after such termination (i.e., the performance units or shares are not yet “earned”), an amount equal to the pro-rata portion of such unearned award or award opportunity (or the portion thereof that is unearned) shall vest and become non-forfeitable upon such qualifying termination, calculated assuming that any performance goal or measurement will have been achieved at the target level of achievement, and any service, vesting or other non-performance requirement relating to such pro-rata portion of the award, including a service period that would have extended after the performance period, will be deemed met; provided, however, that, in each of the cases referred to in clause (i) and (ii), any additional forfeiture conditions in the nature of a “clawback” contained in any plan or award agreement shall continue to apply to any payment; and provided further, that the vesting authorized in this Section 7(b)(12) will apply without regard to whether the award was or was not outstanding for more than one year. The pro-rata portion shall be determined based on the proportion of the performance period applicable to the unearned award elapsed from the beginning of such period until the date of termination (the “period worked”). The period worked for purposes of this prorationing calculation shall be reduced by the number of months (including fractions) during such period in which the participant was Disabled in excess of 26 weeks. A distribution under this Section 7(b)(12) will be made within 75 days after the qualifying termination, subject to Section 13 (which may require a delay in distribution until six months after the qualifying termination in some cases). Any portion of a performance award that is not deemed vested and non-forfeitable upon application of the prorationing under clause (ii) above shall be forfeited.

8. Restricted Stock and Restricted Stock Units (RSUs): Restricted stock awards under the Plan shall consist of grants of shares of Common Stock of the Issuer subject to the terms and conditions hereinafter provided. Restricted stock units (“RSUs”) under the Plan shall constitute an award conferring upon the participant a right to receive one share of Common Stock at a specified future settlement date subject to the terms and conditions hereafter provided.

(a) Grant of Awards: The Committee shall (i) select the officers and key employees to whom restricted stock or RSUs may from time to time be granted, (ii) determine the number of shares to be covered by each award granted, (iii) determine the terms and conditions (not inconsistent with the Plan) of any award granted hereunder, and (iv) prescribe the form of the agreement, legend or other instrument necessary or advisable in the administration of awards under the Plan.

(b) Terms and Conditions of Awards: Any restricted stock award or RSUs granted under the Plan shall be evidenced by an award agreement executed by the Issuer and the recipient (if deemed necessary or appropriate by the Committee), in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall prescribe:

(1) Number of Shares Subject to an Award: The Restricted Stock Agreement or RSU Agreement shall specify the number of shares of Common Stock subject to the award.

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(2) Restriction Period: The period of restriction applicable to each award shall be established by the Committee but may not be less than one year. The Restriction Period applicable to each award shall commence on the award grant date.

(3) Consideration: Each recipient, as consideration for the grant of an award, shall remain in the continuous employ of the Company for at least one year or such lesser period as the Committee shall so determine in its sole discretion from the date of the granting of such award, and any shares covered by such a restricted stock award or any RSUs shall be forfeited if the recipient does not remain in the continuous employ of the Company for at least one year or lesser period from the date of the granting of the award.

(4) Restriction Criteria: The Committee shall establish the criteria upon which the restriction period shall be based. Restrictions may be based upon either the continued employment of the recipient or upon the attainment by the Company of one or more of the following measures of the operating performance:

a. Earnings	d. Financial return ratios
b. Revenue	e. Total Shareholder Return
c. Operating or net cash flows	f. Market share

The Committee shall establish the specific targets for the selected criteria. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index. Performance objectives may be established in combination with restrictions based upon the continued employment of the recipient. These targets may be based upon the total Company or upon a defined business unit which the executive has responsibility for or influence over.

In cases where objective performance criteria are established, the Committee shall determine the extent to which the criteria have been achieved and the corresponding level to which restrictions will be removed from the award or the extent to which a participant’s right to receive an award should be lapsed in cases where the performance criteria have not been met and shall certify these determinations in writing. The Committee may provide for the determination of the attainment of such restrictions in installments where deemed appropriate.

(c) Terms and Conditions of Restrictions and Forfeitures: Awards under this Section 8 shall be subject to the following restrictions and conditions:

(1) During the Restriction Period, the participant will not be permitted to sell, transfer, pledge or assign restricted stock (including the shares of Common Stock subject thereto) or RSUs awarded under this Plan.

(2) Except as provided in this Section 8, or as the Committee may otherwise determine, the participant shall have all of the rights of a stockholder of the Issuer with respect to Common Stock subject to an award of restricted stock, including the right to vote the shares and receive dividends and other distributions provided that distributions in the form of stock shall be subject to the same restrictions as the underlying restricted stock. With respect to RSUs, a participant shall have no rights of a stockholder of an Issuer until such time as the RSUs are settled and in connection therewith Common Stock is delivered to the participant. However, a participant may be awarded dividend equivalents in connection with RSUs.

(3) In the event of a participant’s Retirement or death prior to the end of the Restriction Period for a participant who has satisfied the applicable employment requirement of Section 8(b)(2) with respect to an award prior to Retirement or death, the participant, or his/her estate, shall be entitled to receive, in the case of restricted stock, or to have the risk of forfeiture lapse

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on, in the case of RSUs, that proportion (to the nearest whole share) of the number of shares subject to the award granted as the number of months of the Restriction Period which have elapsed since the award date to the date at which the participant’s Retirement or death occurs, bears to the total number of months in the Restriction Period. The participant’s right to receive any remaining shares or otherwise to any remaining portion of the award shall be canceled and forfeited and, in the case of restricted stock, the shares will be deemed to be reacquired by the Issuer. Notwithstanding the foregoing, the Committee may, in its discretion, provide in an award agreement that the participant will forfeit his or her right to receive all shares subject to the award in the event that a participant engages, within a specified time period after termination of employment, in certain activity specified by the Committee that is deemed detrimental to the interests of the Company (including, but not limited to, the breach of any non-solicitation and/or non-compete agreements with the Company) and may require the return to the Company of any shares that were received within a specified time period prior to such activity.

(4) A participant who becomes Disabled will not be deemed to have terminated employment for the period during which, under the applicable disability pay plan of the Company, Subsidiary or Affiliate, the participant is deemed to be employed and continues to receive disability payments. Upon the cessation of payments under such disability pay plan, (i) if the participant returns to employment status with the Company, Subsidiary or Affiliate, he or she will not be deemed to have terminated employment, and (ii), if the participant does not return to such employment status, he or she will be deemed to have terminated employment at the date of cessation of such disability payments, with such termination treated for purposes of the restricted stock or RSUs as a Retirement, death, or voluntary termination based on the participant’s circumstances at the time of such termination.

(5) In the event of a participant’s Retirement, death, Disability or in cases of special circumstances as determined by the Committee, the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Company, accelerate or waive in whole or in part any or all remaining time-based restrictions with respect to all or part of such participant’s restricted stock or RSUs.

(6) Upon termination of employment for any reason during the Restriction Period, subject to the provisions of paragraph (3) or (5) above or in the event that the participant fails promptly to pay or make satisfactory arrangements as to the withholding taxes as provided in the following paragraph, any remaining portion of an award of restricted stock or RSUs (including all shares) still subject to restriction shall be forfeited by the participant and will be deemed to be reacquired by the Company.

(7) A participant may, at any time prior to the expiration of the Restriction Period, waive all right to receive all or some of the shares of a restricted stock award by delivering to the Company a written notice of such waiver.

(8) Notwithstanding the other provisions of this Section 8, the Committee may adopt rules which would permit a gift by a participant of restricted stock or transfer of RSUs to members of his/her immediate family (spouse, parents, children, stepchildren, grandchildren or legal dependants) or to a Trust whose beneficiary or beneficiaries shall be either such a person or persons or the participant.

(9) Any attempt to dispose of restricted stock or transfer RSUs in a manner contrary to the restrictions shall be ineffective.

(10) The settlement date of RSUs may be at the same date as the Restriction Period ends or may be at a later date as the Committee may either specify at the time of grant of the RSUs or may permit to be elected by the participant.

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9. Determination of Breach of Conditions: The determination of the Committee as to whether an event has occurred resulting in a forfeiture or a termination or reduction of the Company’s obligations in accordance with the provisions of the Plan shall be conclusive.

10. Adjustment in the Event of Change in Stock: In the event of a change in the outstanding Common Shares of the Company (including but not limited to changes in either the number of shares or the value of shares) by reason of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of shares or other securities, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event, if the Committee shall determine, in its sole discretion, that, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, such transaction or event equitably requires an adjustment in the aggregate number and/or class of shares available under the Plan, in the number, class and/or price of shares subject to an outstanding options and/or awards, or in the number of performance units and/or dollar value of each such unit, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes under the Plan. A participant holding an outstanding award has a legal right to an adjustment that preserves without enlarging the value of such award, with the terms and manner of such adjustment to be determined by the Committee. Notwithstanding the foregoing, no adjustments shall be made with respect to an award granted to an employee covered under Section 162(m) of the Code to the extent such adjustment would cause the award to fail to qualify as performance-based compensation under that Section.

11. Taxes:

(a)	Each participant shall, no later than the Tax Date (as defined below), pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Withholding Tax (as defined below) with respect to an option or award, and the Company shall, to the extent permitted by law, have the right to deduct such amount from any payment of any kind otherwise due to the participant. The Company shall also have the right to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover the amount of any Withholding Tax, and to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the participant. For purposes of the paragraph, the value of shares of Common Stock so retained or surrendered shall be the average of the high and low sales prices per share on the New York Stock Exchange composite tape on the date that the amount of the Withholding Tax is to be determined (the “Tax Date”) and the value of shares of Common Stock so sold shall be the actual net sale price per share (after deduction of commissions) received by the Company.

(b)	Notwithstanding the foregoing, if the stock options have been transferred, the optionee shall provide the Company with funds sufficient to pay such Withholding Tax. If such optionee does not satisfy the optionee’s tax payment obligation and the stock options have been transferred, the transferee may provide the funds sufficient to enable the Company to pay such taxes. However, if the stock options have been transferred, the Company shall have no right to retain or sell without notice, or to demand surrender from the transferee of, shares of Common Stock in order to pay such Withholding Tax.

(c)	The term “Withholding Tax” means the minimum required withholding amount applicable to the participant, including federal, state and local income taxes, Federal Insurance Contribution Act taxes and other governmental impost or levy.

(d)

Notwithstanding the foregoing, the participant shall be entitled to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such Withholding Tax or by requiring the Company to retain shares that are vested and deliverable in connection with the award or to accept upon delivery thereof by the participant shares of Common Stock owned by the participant having a Fair Market Value sufficient to cover the amount of such Withholding Tax. Each election by a participant to have

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shares retained or to deliver shares for this purpose shall be subject to the following restrictions: (i) the election must be in writing and be made on or prior to the Tax Date; (ii) the election must be irrevocable; (iii) the election shall be subject to the disapproval of the Committee.

12. Deferral Election: An optionee or participant shall not be permitted to elect to defer the delivery of the proceeds of the exercise of any stock option or stock appreciation rights.

13. Compliance with Code Section 409A.

(a) 409A Deferrals. Other provisions of the Plan notwithstanding, the terms of any award granted to an employee subject to United States federal income tax and which constitutes a deferral of compensation under Code Section 409A (“409A Deferrals,” which excludes any award that was both granted and vested before 2005 and therefore is deemed to be “grandfathered” under applicable IRS regulations and guidance unless such award is materially modified to become a 409A Deferral), including any authority of the Company and rights of the participant with respect to the 409A Deferrals, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A but only to the extent that such modification or limitation is permitted under Section 409A and the regulations and guidance issued thereunder. The following rules will apply to 409A Deferrals:

(i) Elections. If a participant is permitted to elect to defer an award or any payment under an award in 2005 or thereafter, such election will be permitted only at times in compliance with Section 409A (including transition rules thereunder). In 2009 and thereafter, such election shall be made in accordance with Exhibit A to the 2007 Stock Award and Incentive Plan.

(ii) Change in Distribution Terms. The Committee may, in its discretion, require or permit on an elective basis a change in the distribution terms applicable to 409A Deferrals in accordance with, and to the fullest extent permitted by, applicable guidance of the Internal Revenue Service (including Proposed Treasury Regulation § 1.409A, Preamble § XI.C, and IRS Notice 2005-1, and otherwise in accordance with Section 409A and regulations thereunder. Other provisions of this Plan notwithstanding, changes to distribution timing resulting from amendments to this Plan in 2008 shall not have the affect of accelerating distributions into 2008 or causing distributions that otherwise would have occurred in 2008 to be deferred until a year after 2008.

(iii) Exercise and Distribution. Except as provided in Section 13(a)(iv) hereof, no 409A Deferral shall be exercisable (if the exercise would result in a distribution) or otherwise distributable to a participant (or his or her beneficiary) except upon the occurrence of one of the following (or a date related to the occurrence of one of the following), which must be specified in a written document governing such 409A Deferral and otherwise meet the requirements of Treasury Regulation § 1.409A-3:

(A)	Specified Time. A specified time or a fixed schedule;

(B)

Separation from Service. The participant’s separation from service (within the meaning of Treasury Regulation § 1.409A-1(h) and other applicable rules under Section 409A); provided, however, that if the participant is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof) and any of the Company’s Stock is publicly traded on an established securities market or otherwise, settlement under this Section 13(a)(iii)(B) shall instead occur at the expiration of the six-month period under Section 409A(a)(2)(B)(i) (no acceleration of settlement during such delay

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period may occur, except upon death of the participant). In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the six-month delay period. With respect to any 409A Deferral, a reference in any agreement or other governing document to a “termination of employment” which triggers a distribution shall be deemed to mean a “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h). References in outstanding award agreements to Section 13(a)(iii) and (iv) shall be deemed to refer to this Section 13(a)(iii)(B) and Section 13(a)(vii);

(C)

Death. The death of the participant. Unless a specific time otherwise is stated for payment of a 409A Award upon death, such payment shall occur in the calendar year in which falls the 30th day after death;

(D)	Disability. The date the participant has experienced a 409A Disability (as defined below); and

(E)	409A Ownership/Control Change. The occurrence of a 409A Ownership/Control Change (as defined below).

(iv) No Acceleration. The exercise or distribution of a 409A Deferral may not be accelerated prior to the time specified in accordance with Section 13(a)(iii) hereof, except in the case of one of the following events:

(A)	Unforeseeable Emergency. The occurrence of an Unforeseeable Emergency, as defined below, but only if the net amount payable upon such settlement does not exceed the amounts necessary to relieve such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the settlement, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation from insurance or otherwise or by liquidation of the participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship), or by cessation of deferrals under the Plan. Upon a finding that an Unforeseeable Emergency has occurred with respect to a participant, any election of the participant to defer compensation that will be earned in whole or part by services in the year in which the emergency occurred or is found to continue will be immediately cancelled;

(B)	Domestic Relations Order. The 409A Deferral may permit the acceleration of the exercise or distribution time or schedule to an individual other than the participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code);

(C)	Conflicts of Interest. Such 409A Deferral may permit the acceleration of the settlement time or schedule as may be necessary to comply with an ethics agreement with the Federal government or to comply with a Federal, state, local or foreign ethics law or conflict of interest law in compliance with Treasury Regulation § 1.409A-3(j)(4)(iii);

(D)	Change. The Committee may exercise the discretionary right to accelerate the vesting of any unvested compensation deemed to be a 409A Deferral upon a 409A Ownership/Control Change or to terminate

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the Plan upon or within 12 months after a 409A Ownership/Control Change, or otherwise to the extent permitted under Treasury Regulation § 1.409A-3(j)(4)(ix), or accelerate settlement of such 409A Deferral in any other circumstance permitted under Treasury Regulation § 1.409A-3(j)(4).

(v) Definitions. For purposes of this Section 13, the following terms shall be defined as set forth below:

(A)	“409A Ownership/Control Change” shall be deemed to have occurred if, in connection with any event otherwise defined as a change in control under any applicable Company document, there occurs a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as defined in Treasury Regulation § 1.409A-3(i)(5);

(B)	“409A Disability” means an event which results in the participant being (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its subsidiaries;

(C)	“Unforeseeable Emergency” means a severe financial hardship to the participant resulting from an illness or accident of the participant, the participant’s spouse, or a dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)) of the participant, loss of the participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant, and otherwise meeting the definition set forth in Treasury Regulation § 1.409A-3(i)(3).

(vi) Time of Distribution. In the case of any distribution of a 409A Deferral, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made within 60 days after the date at which the settlement of the Award is specified to occur, subject to the following special rules:

(A)	The participant shall have no influence (other than permitted deferral elections) on any determination as to the tax year in which the distribution will be made during any period in which a distribution may be made (whether or not under the default rule of this Section 13(a)(vi));

(B)

In the event of a Qualifying Termination more than two years after a Change in Control, in the case of a 409A Deferral if, upon a termination other than in connection with a Change in Control, the applicable terms of the Award would have provided for a distribution at a different time(s) than the time(s) of distribution specified for the

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Qualifying Termination, the applicable terms of the Award shall take precedence so that the distribution shall occur at the time(s) specified for a pre-Change in Control separation from service (but any acceleration of the lapse of risk of forfeiture resulting from the Qualifying Termination shall still apply);

(C)	In the event that a participant incurs a Disability, the terms of an Award provide that termination of employment triggering a distribution will not occur until the end of a specified Disability period, but the participant’s circumstances constitute a “separation from service” under Treasury Regulation § 1.409A-1(h), then the participant will be deemed to have had a “separation from service” at the relevant time rather than at the end of the Disability, but the participant’s rights and benefits will be determined in a manner that does not impair the value of such rights and benefits if the separation from service were deemed to occur at the end of the specified Disability period.

(vii) Determination of “Key Employee.” For purposes of a distribution under Section 13(a)(iii)(B), status of a participant as a “key employee” shall be determined annually under the Company’s administrative procedure for such determination for purposes of all plans subject to Code Section 409A.

(viii) Non-Transferability. Other provisions of this Plan notwithstanding, no 409A Deferral or right relating thereto shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the participant or the participant’s Beneficiary.

(ix) 409A Rules Do Not Constitute Waiver of Other Restrictions. The rules applicable to 409A Deferrals under this Section 13(a) constitute further restrictions on terms of awards set forth elsewhere in this Plan. Thus, for example, a 409A Option/SAR shall be subject to restrictions, including restrictions on rights otherwise specified in Section 6(b), in order that such award shall not result in constructive receipt of income before exercise or tax penalties under Section 409A.

(x) Limitation on Setoffs. No setoff by the Company to satisfy any obligation of the participant to the Company is permitted against a 409A Deferral except at the time of distribution of such 409A Deferral.

(b) Grandfathered Awards. Any award that was both granted and vested before 2005 and which otherwise might constitute a deferral of compensation under Section 409A is intended to be “grandfathered” under Section 409A. No amendment or change to the Plan or other change (including an exercise of discretion) with respect to such a grandfathered award after October 3, 2004, shall be effective if such change would constitute a “material modification” within the meaning of applicable guidance or regulations under Section 409A, except in the case of an award that is, following such modification, compliant as a 409A Deferral or compliant with an exemption under Section 409A.

(c) Rules Applicable to Certain Participants Transferred to Affiliates. For purposes of determining eligibility for grants of Excluded 409A Options/SARs or a separation from service by any participant (where the use of the following modified definition is based upon legitimate business criteria), with respect to Excluded Options/ SARs, in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Sections 1563(a)(1), (2) and (3), and in applying Treasury Regulation §1.414(c)-2 (or any successor provision) for purposes of determining trades or businesses

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(whether or not incorporated) that are under common control for purposes of Section 414(c), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Treasury Regulation §1.414(c)-2.

(d) Distributions Upon Vesting. In the case of any award providing for a distribution upon the lapse of a risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or an award agreement, the distribution shall be made not later than March 15 of the year following the year in which the risk of forfeiture lapsed, and if such determination is to be made promptly following the end of a performance year (as in the case of performance shares) then the determination of the level of achievement of performance and the distribution shall be made between January 1 and March 15 of the year following such performance year. In all cases, the participant shall have no influence (aside from any permitted deferral election) on any determination as to the tax year in which the distribution will be made.

(e) Limitation on Adjustments. Any adjustment under Section 10 shall be implemented in a way that complies with applicable requirements under Section 409A so that Excluded 409A Option/SARs do not, due to the adjustment, become 409A Deferrals, and otherwise so that no adverse consequences under Section 409A result to participants.

(f) Release or Other Termination Agreement. If the Company requires a participant to execute a release, non-competition, or other agreement as a condition to receipt of a payment upon or following a termination of employment, the Company will supply to the participant a form of such release or other document not later than the date of the participant’s termination of employment, which must be returned within the time period required by law and must not be revoked by the participant within the applicable time period in order for participant to satisfy any such condition. If any amount payable during a fixed period following termination of employment is subject to such a requirement and the fixed period would begin in one year and end in the next, the Company, in determining the time of payment of any such amount, will not be influenced by the timing of any action of the participant including execution of such a release or other document and expiration of any revocation period. In particular, the Company will be entitled in its discretion to deposit any such payment in escrow during either year comprising such fixed period, so that such deposited amount is constructively received and taxable income to the participant upon deposit but with distribution from such escrow remaining subject to the participant’s execution and non-revocation of such release or other document.

(g) Special Disability Provision. In case of a Disability of a participant, (i) for any Award or portion thereof that constitutes a short-term deferral for purposes of Section 409A, the Company shall determine whether the participant’s circumstances are such that the participant will not return to service, in which case such Disability will be treated as a termination of employment for purposes of determining the time of payment of such award or portion thereof then subject only to service-based vesting, and (ii) for any Award or portion thereof that constitutes a 409A Award, the Company shall determine whether there has occurred a “separation from service” as defined under Treasury Regulation § 1.409A-1(h) based on participant’s circumstances, in which case such Disability will be treated as a separation from service for purposes of determining the time of payment of such award or portion thereof then subject only to service-based vesting. In each case, the participant shall be accorded the benefit of vesting that would result in the case of Disability in the absence of this provision, so that the operation of this provision, intended to comply with Section 409A, will not disadvantage the participant. The Company’s determination hereunder will be made initially within 30 days after the Disability and each March and December thereafter.

(h) Scope and Application of this Provision. For purposes of this Section 13, references to a term or event (including any authority or right of the Company or a participant) being “permitted” under Section 409A mean that the term or event will not cause the participant to be deemed to be in constructive receipt of compensation relating to the 409A Deferral prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty

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under Section 409A. The rules under this Section 13, and all other provisions relating to Section 409A, apply retroactively as of January 1, 2005. Each award outstanding between January 1, 2005 and the date of adoption of this Section 13 shall be deemed to be amended so that Section 13 shall apply to such award in accordance with the terms hereof.

14. Amendment of the Plan: The Board of Directors may amend or suspend the Plan at any time and from time to time. No such amendment of the Plan may, however, increase the maximum number of shares to be offered under options or awards, or change the manner of determining the option price, or change the designation of employees or class of employees eligible to receive options or awards, or permit the transfer or issue of stock before payment therefor in full, or, without the written consent of the optionee or participant, alter or impair any option or award previously granted under the Plan or Prior Plan. Notwithstanding the foregoing, if an option has been transferred in accordance with Section 6(b)(6), written consent of the transferee (and not the optionee) shall be necessary to alter or impair any option or award previously granted under the Plan.

15. Miscellaneous:

(a) By accepting any benefits under the Plan, each optionee or participant and each person claiming under or through such optionee or participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or made to be taken or made under the Plan by the Company, the Board, the Committee or any other Committee appointed by the Board.

(b) No participant or any person claiming under or through him shall have any right or interest, whether vested or otherwise, in the Plan or in any option, or stock appreciation right or award thereunder, contingent or otherwise, unless and until all of the terms, conditions and provisions of the Plan and the Agreement that affect such participant or such other person shall have been complied with.

(c) Nothing contained in the Plan or in any Agreement shall require the Company to segregate or earmark any cash or other property.

(d) Neither the adoption of the Plan nor its operation shall in any way affect the rights and powers of the Company or any of its Subsidiaries or Affiliates to dismiss and/or discharge any employee at any time.

16. Term of the Plan: The Plan, if approved by stockholders, will be effective May 7, 2002. The Plan shall expire on May 31, 2007 unless suspended or discontinued by action of the Board of Directors. The expiration of the Plan, however, shall not affect the rights of Optionees under options theretofore granted to them or the rights of participants under awards theretofore granted to them, and all unexpired options and awards shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

17. Employees Based Outside of the United States: Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company, its Affiliates and its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Employees employed outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of options granted to Employees who are employed outside the United States, (iii) establish subplans, modify option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable, and (iv) grant to Employees employed in countries wherein the granting of stock options is impossible or impracticable, as determined by the Committee, stock appreciation rights with terms and conditions that, to the fullest extent possible, are substantially identical to the stock options granted hereunder.

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